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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 18, 2002 relating to the consolidated financial statements and financial statement schedules of Akamai Technologies, Inc., which appear in Akamai Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
June 28, 2002